UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2018

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 820, 906 12th Avenue S.W.
Calgary, Alberta, Canada T2R 1K7

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada 89107

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Item 3.03	Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is included under Item 5.03 of this current report on Form 8-K below.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2018, we amended and restated our articles of incorporation to (i) delete a limitation of liability of directors and officers clause, (ii) eliminate preemptive rights and (iii) remove certain redundant provisions by filing a Certificate to Accompany Restated Articles or Amended and Restated Articles with the Secretary of State of the State of Nevada.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of January 18, 2018, stockholders of our company approved, by written consent, the following proposals:

1.

the amendment and restatement of our articles of incorporation to delete a limitation of liability of directors and officers clause;

2.

the amendment and restatement of our articles of incorporation to eliminate preemptive rights; and

3.

the amendment and restatement of our articles of incorporation to remove certain redundant provisions.

As of January 18, 2018, we had received written consents representing 81,149,889 votes for the above proposals from the holders of shares of our common stock, representing approximately 68.8% of the voting power of our outstanding common stock as of the record date (December 27, 2017). As of January 18, 2018, there were no written consents received by our company representing a vote against, abstention or broker non-vote with respect to the above proposals.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
3.1	Certificate to Accompany Restated Articles or Amended and Restated Articles
99.1	Press Release dated January 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Operating Officer

Date: January 24, 2018

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